EXHIBIT 21.1
Exhibit 21.1 — List of Subsidiaries of Global Water Resources, Inc.
The subsidiaries* of Global Water Resources, Inc. are as follows:
•	Global Water, Inc, a Delaware corporation

•	Global Water Management, LLC a Delaware limited liability company**

•	Santa Cruz Water Company, LLC, an Arizona limited liability company

•	Palo Verde Utilities Company, LLC, an Arizona limited liability company
The subsidiaries of Global Water, Inc. are as follows:
•	Hassayampa Utility Company, Inc., an Arizona corporation

•	Global Water — Palo Verde Utilities Company, an Arizona corporation

•	Global Water — Santa Cruz Water Company, an Arizona corporation

•	Global Water — Picacho Cove Water Company, an Arizona corporation

•	Global Water — Picacho Cove Utilities Company, an Arizona corporation

•	Balterra Sewer Corp., an Arizona corporation

•	Pacer Equities, Inc., an Arizona corporation ***

•	Cave Creek Water Company, Inc., an Arizona corporation ***

•	CP Water Company, an Arizona corporation

•	Francisco Grande Utilities Company, an Arizona corporation

•	West Maricopa Combine, Inc., an Arizona corporation
The subsidiaries of West Maricopa Combine, Inc. are as follows:
•	Willow Valley Water Company, Inc., an Arizona corporation

•	Water Utility of Northern Scottsdale, Inc., an Arizona corporation

•	Valencia Water Company, Inc., an Arizona corporation

•	Water Utility of Greater Buckeye, Inc., an Arizona corporation

•	Water Utility of Greater Tonopah, Inc., an Arizona corporation

•	Water Utility Administrative Services, Inc., an Arizona corporation

*	All subsidiaries are wholly-owned by their immediate parent.

**	Will become a wholly-owned subsidiary of the registrant upon completion of the Reorganization as described in the Registration Statement

***	Entities were dissolved in 2007.